UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 23, 2023

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034			41-0448030
(Commission File Number)			(IRS Employer Identification No.)

414 Nicollet Mall	Minneapolis	Minnesota	55401
(Address of Principal Executive Offices)			(Zip Code)

612	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

On August 23, 2023, the Board of Directors (the “Board”) of Xcel Energy Inc. (“Xcel Energy”) elected Timothy A. Welsh, 57, to serve on the Board, effective August 23, 2023, for a term expiring at the Xcel Energy 2024 Annual Meeting of Shareholders. Mr. Welsh was also appointed to serve on the Board’s Audit Committee and Operations, Nuclear, Environmental and Safety Committee. The Board determined that Mr. Welsh is independent and meets the applicable director independence requirements of the Nasdaq Stock Market LLC and Xcel Energy’s director independence standards, as adopted by the Board. In connection with the election of Mr. Welsh, the Board increased the number of Xcel Energy directors from 12 to 13 pursuant to Xcel Energy’s Bylaws.
Since March 2019, Mr. Welsh has served as Vice Chair, Consumer and Business Banking, for U.S. Bancorp, a financial services holding company headquartered in Minneapolis serving millions of local, national and global customers. Prior to that, he served as Vice Chair, Consumer Banking Sales and Support since joining U.S. Bancorp in July 2017. From 2006 until June 2017, Mr. Welsh served as a Senior Partner at McKinsey & Company (“McKinsey”), a global management consulting firm, where he specialized in financial services and the consumer experience. He served as a Partner at McKinsey from 1999 to 2006.
Mr. Welsh will receive compensation for his Board service consistent with the compensation received by Xcel Energy’s other non-employee directors as disclosed in the Summary of Non-Employee Director Compensation, effective as of May 24, 2023, on file with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.01 to Xcel Energy’s Form 10-Q for the quarter ended June 30, 2023, which is incorporated herein by reference. Mr. Welsh’s compensation will be prorated from the commencement of his service on the Board to the date of the 2024 Annual Meeting of Shareholders. Except for the foregoing compensation arrangement, there is no arrangement or understanding between Mr. Welsh and any other person pursuant to which Mr. Welsh was elected as a director. There are no related person transactions involving Mr. Welsh that are reportable under Item 404(a) of Regulation S-K, and Mr. Welsh does not have any familial relationship with any director or other executive officer of Xcel Energy.
A copy of the press release announcing Mr. Welsh’s election to the Board is filed as Exhibit 99.01 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2023, the Board adopted amendments to Xcel Energy’s Bylaws to, among other things, make changes in connection with the SEC rules regarding universal proxy cards. The amendments allow Xcel Energy, unless otherwise required by law, to consider certain shareholder nominations of director candidates to be null and void where any shareholder (i) provides notice pursuant to the SEC’s universal proxy rule, and (ii) subsequently (a) notifies Xcel Energy that such shareholder no longer intends to solicit proxies in support of director nominees other than Xcel Energy’s director nominees in accordance with such rule, (b) fails to comply with the requirements of the universal proxy rule, or (c) fails to provide reasonable evidence sufficient to satisfy Xcel Energy that the requirements of the universal proxy rule have been met. In addition, the amendments (i) require shareholder-nominated directors to provide the same information required of all directors, including a director questionnaire, (ii) reserve the white proxy card for use by Xcel Energy in a contested election, (iii) delete Chairman from the listed officers in Article 3 and relocate and consolidate the discussion of the Chair role in new Section 20 to Article 2, (iv) outline and clarify the Chair’s rights and authority with respect to conducting shareholder meetings, (v) add Controller to the listed officers in Article 3 and delete default language stating that the Controller is the principal accounting officer and (vi) make all titles and references to positions gender neutral. The amendments became effective on August 23, 2023.
A copy of the Bylaws, as amended and restated, is filed as Exhibit 3.02 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.02	Bylaws of Xcel Energy Inc., as Amended and Restated on August 23, 2023
99.01	Press Release dated August 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2023	Xcel Energy Inc. (a Minnesota corporation)

/s/ AMY SCHNEIDER
Amy Schneider
Vice President, Corporate Secretary and Securities